SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue,
Hayward, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 16, 2015, Ultra Clean Holdings, Inc. (“UCT”) filed Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K, which was filed on August 3, 2015 (the “Original 8-K”), to amend Item 9.01 of the Original 8-K to provide the financial statements and pro forma financial information that were not included in the Original 8-K related to UCT’s acquisition of MICONEX s.r.o. (“Miconex”). This amendment No. 2 is being filed to correct the preliminary acquisition price used for purposes of the unaudited pro forma financial statements filed with Amendment No. 1 as Exhibit 99.2 (the “Pro Formas”) by reducing the net tangible assets acquired by $3.0 million related to the accounting for assumed debt, and to correct certain other inadvertent errors in the Pro Formas, which, among other things, inadvertently included the unaudited interim financial information of Miconex for the three-month period ended June 30, 2015 instead of the six-month period ended June 30, 2015. No other modification to the Original 8-K, as amended by Amendment No. 1, is being made by this amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The unaudited pro forma financial information with respect to UCT’s acquisition of MICONEX s.r.o. as of and for the six months ended June 26, 2015 and the twelve months ended December 26, 2014 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits

Exhibit
Number	Exhibit Description

99.2	Unaudited pro forma condensed consolidated financial information as of and for the six months ended June 26, 2015 and the twelve months ended December 26, 2014.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: October 27, 2015	By:	/s/ James P. Scholhamer
James P. Scholhamer
Chief Executive Officer

Exhibit Index

Exhibit
Number	Exhibit Description

99.2	Unaudited pro forma condensed consolidated financial information as of and for the six months ended June 26, 2015 and the twelve months ended December 26, 2014.